FOR IMMEDIATE RELEASE	CONTACTS: Martin S. Hughes
Redwood Trust, Inc.	(415) 389-7373
Tuesday, May 26, 2009
Mike McMahon (415) 384-3805

Redwood Trust Announces Proposed Common Stock Offering

Mill Valley, CA – May 26, 2009 - Redwood Trust, Inc. (NYSE: RWT) today announced the filing of a prospectus supplement with the Securities and Exchange Commission in connection with our proposed underwritten public offering of 13 million shares of our common stock. The underwriters in the offering will have a 30-day option to purchase up to an additional 1.95 million shares of our common stock to cover over-allotments, if any. Net proceeds from the offering will be used to acquire residential and commercial real estate loans and mortgage securities and may also be used to co-invest with third party investors in investment funds which we may sponsor and for other general corporate purposes. The sole bookrunning manager for the offering is J.P. Morgan Securities Inc.

A copy of the prospectus supplement and prospectus relating to these securities may be obtained, when available, by contacting J.P. Morgan Securities Inc., Attn: Prospectus Department, 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245 or by calling 1-718-242-8002.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

CAUTIONARY STATEMENT: This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, such as statements related to the offering and the expected use of the net proceeds. Forward-looking statements involve numerous risks and uncertainties. Redwood’s actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan,” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in Redwood’s Preliminary Prospectus Supplement dated May 26, 2009, the accompanying Prospectus dated November 23, 2007, and the documents incorporated in the Prospectus Supplement and the Prospectus by reference. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Important factors, among others, that may affect our actual results include: changes in interest rates; changes in mortgage prepayment rates; the timing of credit losses within our portfolio; our exposure to adjustable-rate and negative amortization mortgage loans; the state of the credit markets and other general economic conditions, particularly as they affect the price of earning assets and the credit status of borrowers, and the success of government actions aimed at stabilizing them; the concentration of the credit risks we are exposed to; the ability of counterparties to satisfy their obligations to us; legislative and regulatory actions affecting the mortgage industry or our business; the availability of high quality assets for purchase at attractive prices; declines in home prices and commercial real estate prices; increases in mortgage payment delinquencies; changes in the level of liquidity in the capital markets which may adversely affect our ability to finance our real estate asset portfolio; changes in liquidity in the market for real estate securities, the re-pricing of credit risk in the capital markets, inaccurate ratings of securities by rating agencies, rating agency downgrades of securities, and increases in the supply of real estate securities available-for-sale, each of which may adversely affect the values of securities we own; the extent of changes in the values of securities we own and the impact of adjustments reflecting those changes on our income statement and balance sheet, including our stockholders’ equity; the effect of changes in accounting principles, conventions and interpretations on our future reported financial results; our ability to maintain the positive stockholders’ equity necessary to enable us to pay the dividends required to maintain our status as a real estate investment trust for tax purposes; our ability to generate the amount of cash flows we expect from our investment portfolio;  changes in our investment, financing, and hedging strategies and the new risks that those changes may expose us to; changes in the competitive landscape within our industry, including changes that may affect our ability to retain or attract personnel; our failure to manage various operational risks associated with our business; our failure to maintain appropriate internal controls over financial reporting; our failure to properly administer and manage our securitization entities; risks we may be exposed to if we expand our business activities, such as risks relating to significantly increasing our direct holdings of loans; limitations imposed on our business due to our REIT status and our status as exempt from registration under the Investment Company Act of 1940; our ability to successfully deploy the proceeds from this proposed offering and  raise additional capital to fund our investing activity; and other factors not presently identified.